Exhibit 99.3

THE STATE OF NEW HAMPSHIRE

BEFORE THE

PUBLIC UTILITIES COMMISSION

Unitil Energy Systems, Inc.

Rate Case

Docket No. DE 21-030

SETTLEMENT AGREEMENT ON

PERMANENT DISTRIBUTION RATES

This Settlement Agreement on permanent distribution rates (“Settlement Agreement”) is entered into this 11th day of February, 2022, by and among Unitil Energy Systems, Inc. (“Unitil” or “Company”), the New Hampshire Department of Energy (“DOE”), the Office of the Consumer Advocate (“OCA”), the New Hampshire Department of Environmental Services, Clean Energy New Hampshire, and ChargePoint (collectively, the “Settling Parties”), and is intended to resolve the issues in Unitil’s rate case, Docket No. DE 21-030. This Settlement Agreement contains the recommendations of the Settling Parties with respect to approval by the New Hampshire Public Utilities Commission (“Commission”) of an increase in Unitil’s permanent distribution rates and associated rate design.

SECTION 1. INTRODUCTION AND PROCEDURAL HISTORY

1.1    On April 2, 2021, pursuant to RSA 378:3, RSA 378:28 and N.H. Code Admin. Rules Puc §§1600 et seq., Unitil filed testimony, supporting data, and revisions to its Tariff NHPUC No. 3 – Electricity Delivery. The filing requested approval of: (1) a permanent annual increase to its distribution revenues of $11,992,392; (2) a three-year Rate Plan with an initial step adjustment to be implemented on the effective date of permanent rates, and step adjustments thereafter on or about April 1, 2023 and 2024; (3) certain changes to its rate design and select tariff components, including a Revenue Decoupling Mechanism (“RDM”), four new Time of Use (“TOU”) rates, and new rates

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for Light Emitting Diode (“LED”) fixtures; (4) several new programs including an arrearage management program and a residential behind the meter electric vehicle supply equipment incentive program; and (5) a temporary revenue increase of $5,812,761 million effective as of June 1, 2021, to be recovered on a uniform per kilowatt hour (“kWh”) basis from all rate classes until completion of the proceeding.

1.2    On May 7, 2021, Unitil filed a Stipulation and Settlement Agreement with the Commission, including agreement on a total annual temporary distribution revenue increase of $4,451,667 collected through a uniform per kWh surcharge of $0.00384 applied to all of Unitil’s current rate schedules, including those not normally billed for distribution service on a kWh basis. On May 27, 2021, the Commission issued Order No. 26,484, approving the Settlement on Temporary Rates, effective June 1, 2021, subject to reconciliation based on the outcome of the permanent rate case.

1.3    Following multiple sets of discovery and technical sessions, the DOE, OCA, Clean Energy New Hampshire, Conservation Law Foundation and ChargePoint Inc. filed written testimony on November 23, 2021. Productive settlement discussions on Permanent Rates took place during January and February 2022, which ultimately led to this Settlement Agreement.

SECTION 2. DISTRIBUTION RATE CHANGES

2.1    This Settlement Agreement provides for several changes to Unitil’s distribution rates. The first such change shall occur on April 1, 2022, effective on a service-rendered basis. It provides for an increase in Unitil’s distribution revenues of $6,326,330 to recover the Company’s distribution revenue deficiency agreed to by the Settling Parties. The schedules supporting this increase and Unitil’s overall annual revenue requirement and incorporating the provisions of this Settlement Agreement are provided in Settlement Attachment 1. This reflects a net increase of $1,874,663 from temporary rates in effect since June 1, 2021, which reflected an increase of $4,451,667 as authorized by the

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Commission in Order No. 26,484 (May 27, 2021). The permanent rates increase of $6,326,330 represents an increase of 2.3 percent of total revenues or 10.9 percent of distribution revenues.

The initial rate change shall be followed by two additional annual Step Adjustments to rates on June 1, 2022 and June 1, 2023, also effective on a service-rendered basis. In light of these Step Adjustments, the Company shall not file a distribution rate case with the Commission before January 1, 2024. Notwithstanding this provision, the Company shall not be precluded from making a filing with the Commission for recovery following a federally initiated cost change, which includes any externally imposed changes in the federal tax rates, laws, regulations, or precedents governing income, revenue, or sales taxes or any changes in federally imposed fees, which impose new obligations, duties or undertakings, or remove existing obligations, duties or undertakings, and which individually decrease or increase the Company’s distribution costs, revenue, or revenue requirement.

2.2    The Settling Parties agree that Unitil may propose to collect two step increases using the format presented on Settlement Attachment 2. The Settling Parties agree that the first step increase (for 2021 investments) shall be presented using the information provided on Settlement Attachments 2 and 3, which contain actual investments completed and placed in service in 2021. The first step adjustment request will be for a revenue requirement amount not higher than $1,377,331.

Settlement Attachment 4 is a list of the 2022 investments that Unitil plans to include for recovery in the second step adjustment. The Settling Parties agree that the specific items on that list may change based upon the Company’s determination prior to Unitil filing its request to implement the second step adjustment. The Settling parties agree that the second step increase will be based on a 2022 non-growth investment level of no more than $26,738,022.

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The step adjustments shall be subject to review by interested parties, and review and approval by the Commission, within the timeframes set out in this Settlement. The inclusion of step adjustments in this Settlement Agreement shall not preclude any interested party or the Commission, during the review of the step adjustments, from raising any issue concerning those adjustments and the recovery of those amounts in base rates.

2.3    The June 1, 2022 distribution revenue increase shall be a Step Adjustment for the additional revenue requirement resulting from changes in Net Plant in Service associated with non-growth investments for the period January 1, 2021, through December 31, 2021, as listed and described on Settlement Attachment 3. An illustrative revenue requirement for the June 1, 2022 step adjustment is provided in Settlement Attachment 2. The Company shall file its June 1, 2022 step adjustment with the Commission for review and approval on or before February 28, 2022 in accordance with Section 5.2. As noted in Section 2.2 above, the June 1, 2022 step adjustment will be for a revenue requirement amount not higher than $1,377,331.

2.4    The June 1, 2023 distribution revenue increase shall be a Step Adjustment for the revenue requirement associated with changes in Net Plant in Service associated with non-growth investments for the period January 1, 2022, through December 31, 2022, as listed and described on Settlement Attachment 4. An illustrative revenue requirement for the June 1, 2023 step adjustment is provided in Attachment 2. The Company shall file the June 1, 2023 step adjustment with the Commission for review and approval on or before February 14, 2023 in accordance with Section 5.2. As noted in Section 2.2 above, the June 1, 2023 step adjustment will be based on a 2022 non-growth investment level of no more than $26,738,022.

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SECTION 3. COST OF CAPITAL AND CAPITAL STRUCTURE

3.1    In determining the annual changes to distribution revenue and rates, the Settling Parties agreed that application of an overall capital structure and cost of capital as set forth in the table below, including a 9.2 percent return on equity is just and reasonable in the context of this Settlement Agreement taken as a whole:

	Component Percentage	Cost	Weighted Cost	Tax Factor	Pre-Tax Cost
Common Equity	52.00%	9.20%	4.78%	1.371422	6.56%
Long-Term Debt	48.00%	5.49%	2.64%		2.64%
Total	100.00%		7.42%		9.20%

SECTION 4. REVENUE DECOUPLING MECHANISM

4.1    The Settling Parties agree that Unitil shall implement a Revenue Decoupling Mechanism (“RDM”) substantially as proposed in the initial prefiled testimony of Unitil witness Timothy Lyons, subject to the adjustments specified in this Settlement Agreement. Specifically, the Settling Parties agree and recommend that the Commission approve a RDM using a Revenue Per Customer (“RPC”) model that shall reconcile monthly actual and authorized RPC by rate class. As proposed, the Company’s new electric vehicle time-of-use (“EV TOU”) classes, and Outdoor Lighting and Light Emitting Diode (“LED”) outdoor lighting service classes shall be excluded from the RDM reconciliation. Settlement Attachment 5 provides the Company’s monthly target RPCs effective April 1, 2022 and also provides preliminary monthly target RPCs effective June 1, 2022 and June 1, 2023.

4.2    The Company shall implement the RDM as follows:

4.2.1 First, the Company shall record monthly variances between actual and authorized RPC for each rate class. Those monthly variances shall then be then totaled by class over the twelve-month period April through March (the “Measurement Period”). The total variances and carrying costs shall form the basis for the revenue decoupling adjustment (“RDA”) by group and the calculation of RDM adjustment factors (“RDAF”) (surcharges or credits).

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4.2.2 Second, the Company shall file with the Commission on or before June 1 of each year the applicable RDAF. The filing shall include the RDA by group, including prior period reconciliation and calculation of the RDAF. Pursuant to this Settlement Agreement, rather than reconcile the RDA on an allocated basis as initially proposed by Unitil, the Company shall reconcile the RDA for three groups: (1) Schedule D, Domestic, 1 (2) Schedule G, Regular General Service G2, G2 kWh Meter, Uncontrolled Quick Recovery Water Heating, and Space Heating, and (3) Schedule G, Large General Service G1 The RDAF shall be calculated as a dollar per kWh charge or credit based on the RDA for each group divided by the projected kWh sales for each group over the prospective twelve-month period August through July (“RDM Adjustment Period”). The RDAF shall be charged or credited to customer bills during the RDM Adjustment Period.

4.3    Unitil shall implement an RDA cap of three (3.0) percent of distribution revenues for each group over the relevant Measurement Period(s) for over- and under-recoveries. Furthermore, to the extent that the RDA for a group, including prior period reconciliation exceeds three (3.0) percent of distribution revenue, the amount over or under three (3.0) percent shall be deferred, with carrying costs accrued monthly at the Prime Rate with said Prime Rate to be fixed on a quarterly basis and to be established as reported in The Wall Street Journal on the first business day of the month preceding the calendar quarter. If more than one interest rate is reported, the average of the reported rates shall be used. In the Company’s next distribution rate case, parties to that proceeding may propose specific treatment of any carried balances remaining at that time.

4.4    The Settling Parties agree that the RDM shall be implemented at the proposed effective date of new permanent rates on April 1, 2022. At that time, Unitil shall cease accruing Lost Base Revenue (“LBR”) due to energy efficiency and displaced distribution revenue for net metering and shall transition to decoupling as described in the April 2, 2021 Testimony of Christopher Goulding and Daniel Nawazelski at Bates pages 128-130 and explained in the response to Staff 1-9 provided as Settlement Attachment 6.

[1]	The Company’s RDAC tariff shall be revised to include the Domestic Delivery Service (Schedule D-TOU) upon approval.

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4.5    RiverWoods: As described in the Company’s initial testimony, the RiverWoods continuing care retirement community is, consistent with a waiver granted by the Commission in Docket No. DE 19-114, implementing master metering at its facility and the conversion is expected to replace approximately 200 residential meters with 3 or 4 Rate G2 meters. The Settling Parties acknowledge that the conversion is likely to affect the Company’s decoupling proposal. Accordingly, the Settling Parties agree that the Company shall adjust its actual customers counts to account for the change in RiverWoods’ metering as part of its decoupling calculation as follows: The Company shall add back the number of residential customers lost and remove the number of G2 customers added as the conversions occur.

SECTION 5. STEP ADJUSTMENTS AND REPORTING REQUIREMENTS

5.1    For purposes of calculating the Step Adjustments, the following definitions shall apply:

5.1.1 Accumulated Depreciation is the cumulative net credit balance arising from the provision for depreciation expense, cost of removal, salvage, and retirements.

5.1.2 Change in Net Plant is the change in Ending Net Utility Plant from one Investment Year to the next, which accounts for Plant Additions as well as Accumulated Depreciation.

5.1.3 Change in Non-Growth Net Plant is the Change in Net Plant multiplied by the Percent of Non-Growth Net Plant.

5.1.4 Depreciation Expense is the return of the Company’s investment calculated by multiplying the Change in Non-Growth Additions by the average depreciation rate of 3.35 percent.

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5.1.5 Ending Net Utility Plant is the “per books” utility Plant Additions for plant in service after Accumulated Depreciation is deducted. Ending Net Utility Plant shall match that supplied on the Company’s FERC Form 1.

5.1.6 Investment Year is the annual period beginning January 1 and ending December 31 of each calendar year 2021 through 2022 for which capital investments are made by the Company and placed in service.

5.1.7 Percent of Non-Growth Net Plant is the ratio of non-growth capital additions to total capital additions in the Investment Year as determined by the Company.

5.1.8 Plant Additions are the capitalized costs of plant placed in service, after retirements, as recorded on the Company’s books during the Investment Year.

5.1.9 Pre-Tax Rate of Return is 9.20 percent which is established based on the cost of capital of 7.42 percent and a tax gross up factor of 1.3714 on common equity, which is based on current tax rates, and which shall be updated for applicable tax rate changes.

5.1.10 Property Taxes are established at an initial rate of 0.66 percent, representing State utility property taxes paid as a percent of Non-Growth change in net plant. This percentage shall be updated annually to reflect the most recent property tax costs and will be calculated using the statutory tax rate in RSA 83-F:2. Only state property taxes are collected through the step adjustment.

5.1.11 Rate Year is the annual period June 1 through May 31, following the Investment Year.

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5.2    The step adjustments associated with each Investment Year beginning on and after January 1, 2021 shall be effective June 1 of the following year with a Step Adjustment filing due by the last day of February as outlined below:

Investment Year	Rate Year	Step Adjustment Filing Due
January 1-December 31, 2021	June 1, 2022-May 31, 2023	February 28, 2022
January 1-December 31, 2022	June 1, 2023-May 31, 2024	February 14, 2023

The Step Adjustment filings shall include, at a minimum, a list of all capital projects completed in each Investment Year, which shall include a project description, the initial budget, any revised budget, final cost, and the date each project was booked to plant in service. In addition, each step adjustment filing shall include, for each project, all project documents, including but not limited to, Capital Budget Form, Construction Authorizations (including any applicable change orders), and Work orders.

5.3    The Step Adjustment shall include recovery of the distribution revenue requirement associated with the annual Change in Non-Growth Net Plant. The Step Adjustment revenue requirement shall be the sum of the following for each Investment Year:

•	Pre-Tax Rate of Return applied to the annual Change in Non-Growth Net Plant;

•	Depreciation Expense on the annual Change in Non-Growth Net Plant; and

•	State Property Taxes on the annual Change in Non-Growth Net Plant.

5.4    Changes to distribution revenues as calculated above in any Rate Year shall be limited to a rate cap of 2.5 percent of total revenue in the investment year, with revenue for externally supplied customers being adjusted by imputing the Company’s default service charges for that period. Any part of the rate adjustment that exceeds 2.5 percent of total revenues shall not be deferred for future recovery.

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5.5    The amount of the Step Adjustments shall be subject to review by the DOE and the OCA, and subject to approval by the Commission, following the filing required by Paragraph 5.2. The DOE or the OCA may request that the Commission hold a hearing to determine whether the Step Adjustment should take effect as scheduled.

5.6    The Step Adjustment effective June 1, 2022 shall include recovery of $39,969 of post-test-year software amortization.

SECTION 6. TARIFF CHANGES AND RATE DESIGN

6.1    Rate Allocation: The Settling Parties agree that the Company shall limit the revenue deficiency allocated to the residential rate class, Rate Schedule D, to 125 percent of Unitil’s overall average revenue increase, or an increase of 13.62 percent from test year distribution revenues. The remainder of the revenue deficiency shall be allocated to the Company’s general service commercial and industrial rate classes, Rate Schedule G, based on an equal percentage increase of 8.21 percent from test year distribution revenues. A schedule showing the allocation of the revenue deficiency and resulting permanent rates is provided in Settlement Attachment 7.

6.2    Customer Charges: The Settling Parties agree that the customer charges for all Rate Schedules shall remain at the current levels until the Company’s next base distribution rate case. The revenue increase for each class shall be recovered from distribution demand and energy charges, as applicable.

6.3    For the Step Adjustments described in Section 5 above, the revenue requirement increase shall be applied proportionately to all customer classes except outdoor lighting based on distribution revenue, using current distribution rates and test year billing determinants established in this proceeding. The increase shall be collected proportionately through distribution demand or energy charges as applicable for all rate classes, except for outdoor lighting classes. The demand and energy distribution rates for

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the Residential Whole House TOU and Residential and General Service EV rate classes shall be adjusted by the same percentage as the corresponding rate class, and the rate calculation methodology must be maintained as approved.

6.4    Cost of Service: The Settling Parties agree that Unitil shall employ the “Basic Customer” classification method in its next base distribution rate case to apportion distribution costs as part of its cost of service study. The Settling Parties further agree that the Company is not precluded from also presenting the “Minimum System Method” or any other classification methodology in its next base distribution rate case, nor is the Company precluded from advocating for a classification methodology different from the “Basic Customer” classification methodology in its next base distribution rate case.

6.5    Electric Vehicle (“EV”) TOU Rates: As described in the initial testimony of Company Witnesses Carroll, Simpson, Valianti, and Taylor (Exhs. CSV-1, JDT-1), Unitil proposed three, new TOU rates for EV charging in this proceeding: (1) TOU-EV-D (Domestic TOU for EV charging); (2) TOU-EV-G2 (small general service EV TOU Charging (less than 200 kVA)); and (3) TOU-EV-G1 (large general service EV TOU Charging (greater than 200 kVA)) (together the “EV TOU Rate Proposals”). The Company’s submittal to the Commission in the instant matter occurred prior to the Commission’s April 30, 2021 deadline in Docket No. DE 20-170 (Electric Distribution Utilities, Electric Vehicle Time of Use Rates) for the electric distribution utilities to file EV TOU Rates and feasibility assessments. On June 15, 2021, Unitil filed copies of the EV TOU Rate Proposals and the supporting testimony submitted in this proceeding in DE 20-170. Also on June 15, 2021, the Commission directed the parties to resolve the outstanding matters in DE 20-170 at least 30 days prior to February 16, 2022, the date hearings were originally scheduled to conclude in this proceeding. This Commission directive was issued pursuant to Order No. 26,486 (June 9, 2021), which denied a motion to remove Unitil’s EV TOU Rate Proposals from this proceeding. During the period between November 16, 2021 and January 12, 2022, the parties to DE 20-170 engaged in settlement discussions. Based upon these discussions, some parties reached a settlement

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agreement (the “DE 20-170 Settlement”), and on January 14, 2022, the DOE filed the DE 20-170 Settlement on behalf of its signatories. Among other things, the DE 20-170 Settlement provides for Commission approval, of Unitil’s EV TOU Rates. The Settling Parties agree that Unitil’s EV TOU Rate Proposals shall be implemented consistent with the Commission’s final order in the DE 20-170 proceeding.

6.6    Residential Whole House TOU rate: As described in the initial testimony of Company Witnesses Carroll, Simpson, Valianti, and Taylor (Exhs. CSV-1, JDT-1), Unitil proposed a new Residential Whole House TOU rate in this proceeding. As proposed by the Company, only the generation and transmission components were time-differentiated for this proposed rate and the distribution component of the rate was the same during all time periods. The Settling Parties agree that Unitil shall implement the new Residential Whole House TOU rate, subject to revising the rate such that all three main rate components (generation, transmission, and distribution) are time-differentiated. The Settling Parties agree that the Residential Whole House TOU rates shall be the same as the Domestic TOU rate for EV charging, as updated from time to time, except that the customer charge for the Whole House TOU rate shall be the same as the customer charge for regular residential service. Residential Whole House TOU illustrative rates, as presented for residential EV charging in the Settlement Agreement in DE 20-170, are provided in Settlement Attachment 8. The Settling Parties also agree that the Residential Whole House TOU rates shall take effect at the same time as the residential EV TOU rates, pending in DE 20-170. However, if no rate is yet approved in DE 20-170, then these residential Whole House TOU rates shall be implemented no later than August 1. 2022.

6.7    Outdoor Lighting Service:

6.7.1

Within six months of the Commission’s approval of this Settlement Agreement, Unitil shall file a new or revised LED Outdoor Lighting Service tariff, which will align more closely with Liberty Utilities LED-2

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tariff and Eversource’s EOL tariff rate to allow options for municipalities to install advanced lighting controls and to allow municipalities to own and maintain lighting fixtures.

6.7.2

The Settling Parties Agree that Unitil shall break out LED and non-LED information in the tariffs, cost of service studies, and revenue requirement schedules submitted as part of the Company’s next base distribution rate case if the test-year non-LED lights constitute more than 20 percent of all lighting fixtures deployed on the Company’s system.

6.7.3

The Settling Parties agree that Unitil shall remove the unreimbursed undepreciated value of the non LED lights related to the city of Concord street lighting conversion from the second Step Adjustment effective June 1, 2023.

6.8    The resulting class revenue requirement targets and final distribution rates for effect April 1, 2022, are presented in Settlement Attachment 9.

6.9    Bill impacts from the distribution rates in Paragraph 6.8 above are summarized in Settlement Attachment 10. Bill impacts are various usage levels are provided in Settlement Attachment 11.

6.10    The Settling Parties agree to the tariff changes provided in Attachment 12.

SECTION 7. ELECTRIC VEHICLE PROGRAM INFRASTRUCTURE PROPOSAL AND MARKETING, COMMUNICATIONS, AND EDUCATION PLAN

7.1    The Company may offer rebates of up to $600 for the procurement and installation of smart, managed Level 2 EV chargers to 250 residential EV TOU customers in the manner described in Exhibit CSV-1 to the Company’s Initial Filing. The EV

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program is not part of the Company’s energy efficiency program. The Company shall recover actual rebate costs through the Company’s External Delivery Charge, Schedule EDC.

7.1.1

The Company shall perform an alternative metering feasibility assessment in connection with its residential EV TOU rate and infrastructure offering. Unitil shall file a report with the results of its proposed alternative metering feasibility assessment pilot once at least 50 customers have enrolled and at least six months of usage data has been collected from those 50 customers. The Settling Parties further agree to review data and analysis from Unitil’s alternative metering feasibility assessments pilot once completed, and shall then hold a technical session to consider pilot expansion or full program offerings. The Company shall notify the Commission and Parties when 50 customers have been enrolled.

7.2    The Company shall implement a public “make ready” electric vehicle infrastructure program as follows:

7.2.1    The Company shall provide make-ready infrastructure to support up to four third party owned and operated Direct Current Fast Charging (“DCFC”) stations in its service territory with approximately six DCFC plugs / ports at each respective station site. The Company shall recover the cost of DCFC make-ready investments via a regulatory asset in a future rate case, with balances accruing carrying charges at the monthly Prime Rate. There shall be no revenue offset to the balances.

7.2.2    The Company shall provide make-ready infrastructure to support up to twenty (20) third party owned and operated Level 2 public charging sites in its service territory with approximately ten third party owned and operated Level 2 plugs / ports at each respective site. The Company may also provide make-ready infrastructure to support third party owned and operated Level 2 pole-mounted chargers, with a non-binding target of up to twenty chargers. These pole-mounted chargers shall be in addition to the 20 Level 2 public charging sites cited above.

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The Company shall recover the cost of Level 2 make-ready investments via a regulatory asset in a future rate case, with balances accruing carrying charges at the monthly Prime Rate. There shall be no revenue offset to the balances.

7.2.3    The Company may spend up to $2,362,000 to provide the make-ready infrastructure described above, with spending limits for each category of infrastructure as follows: $572,000 for DCFC stations; $1,540,000 for Level 2 public charging sites; and $250,000 for pole-mounted Level 2 charging sites.

7.3    The Company may spend up to $300,000 to implement the proposed EV and TOU Marketing, Communications, and Education Plan over five years, as set forth in Exhibit CSV-1 to the Company’s Initial Filing. The Company shall recover these costs through the Company’s External Delivery Charge, Schedule EDC.

SECTION 8. STORM RESILIENCY PROGRAM AND VEGETATION MANAGEMENT PLAN

8.1    The Settling Parties agree the total amount of funding in base rates for the Vegetation Management Program (“VMP”), Reliability Enhancement Program (“REP”), and the Storm Resiliency Program (“SRP”) shall be $5,275,666 (total utility costs less anticipated third party reimbursements),2 until changed in a future base distribution rate case.

8.1.1

The Settling Parties agree that the Company shall continue the SRP until the Company’s next base distribution rate case filing, at which time the SRP shall be reviewed for continuation. The amount of funding in the base rates allocated to the SRP beginning in 2023 shall be reduced by $384,690 to a funding level of $1,081,000, until changed in a future base distribution rate case. The reduction in funding shall be effective January 1, 2023 and included through the EDC reconciliation process.

[2]	See Settlement Attachment 15.

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8.1.2

The Settling Parties agree that within six months of the Commission’s approval of this Settlement Agreement Unitil, the DOE, and the OCA shall confer to develop metrics to measure the annual benefits of the SRP and a form of report to convey the results of the metrics on an annual basis. The annual report shall be filed with the DOE, OCA, and the Commission and may be used to evaluate the continuation of the SRP in the Company’s next base distribution rate case.

SECTION 9. ARREARAGE MANAGEMENT PROGRAM

9.1     Arrearage Management Program. The Company’s initial testimony proposed establishing an Arrearage Management Program (“AMP”) as described by Company witness Carole A. Beaulieu in a manner similar to that implemented by Public Service Company of New Hampshire d/b/a Eversource Energy (“Eversource”) in Docket No. DE 19-057. The Settling Parties agree that Unitil shall implement the AMP, as described below:

9.2.     The AMP shall be open to all customers coded as “financial hardship” consistent with the Commission’s Puc 1200 Rules. Those financial hardship customers shall be deemed eligible for the AMP if they have past due balances of $150 or greater, 60 days or more past due. For customers enrolled in, and complying with, the AMP, the Company shall forgive up to $400 per month, for a maximum annual arrearage forgiveness of $4,800. Customers who successfully complete the program, and who still have a remaining past due balance, may re-enroll immediately and shall not be subject to a waiting period before a new enrollment. Following successful completion of the program, the Company shall automatically enroll customers in a budget payment plan.

9.3     The Company shall submit a report at least one month prior to the commencement of the AMP, and no later than April 1 each year thereafter. The report shall include the metrics included in Settlement Attachment 13.

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9.4     The Settling Parties acknowledge that the Company is likely to incur incremental costs, including incremental personnel costs, to implement the AMP. Pursuant to this Settlement Agreement, the Settling Parties agree that the Company’s base rates shall include $440,1183 in annual revenue attributable to the implementation of the AMP, which consists of the following components: AMP full time employee cost (allocated), $65,118 and annual AMP forgiveness amount, $375,000. The Settling Parties agree that the Company shall track the actual costs of implementing the AMP, including both program and personnel costs, and shall reconcile any amounts over or under $440,118 through the EDC on an annual basis; beginning with the EDC to be proposed for effect August 1, 2022.

SECTION 10. RECOUPMENT AND RATE CASE EXPENSE

10.1     Recoupment: For purposes of this Settlement Agreement, “Recoupment” is the difference between distribution revenue at temporary rates and permanent rates over the 10-month period June 1, 2021 through March 31, 2022. The Company shall recover the Recoupment amount over one year within Schedule EDC through the External Delivery Charge, a uniform rate per kWh, in the Company’s next scheduled EDC rate change effective August 1, 2022.

10.2     Rate Case Expenses: The Settling Parties agree that the Company may recover the just and reasonable rate case expenses incurred by the Company in the preparation and presentation of its filing, and the regulatory proceeding expenses incurred by the Commission, DOE, and the OCA and charged to the Company in this docket. These expenses shall be recovered over one year within Schedule EDC through the External Delivery Charge, a uniform rate per kWh, in the Company’s next scheduled EDC rate change effective August 1, 2022. On or before May 1, 2022, Unitil shall file with the Commission for its review and approval the final actual amount of rate case expenses.

[3]	See to Settlement Attachment 01, Schedule RevReq-3-14 Revised.

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SECTION 11. MISCELLANEOUS

11.1     Working Capital, External Delivery Charge: The Settling Parties agree that Unitil shall calculate its working capital requirement for costs included in the External Delivery Charge (effective August 1, 2022) using a detailed lead-lag study in Unitil’s Annual Stranded Cost and EDC Rate Filings, which the Company shall update based on prior calendar year lead-/lag results in each annual filing, and until changed by order of the Commission. The Settling Parties further agree that the lead-lag days shall be calculated separately for both transmission costs and other flow-through operating expenses excluding transmission costs.

11.2     COVID-Related Waived Late Payment Fees: Pursuant to Order No. 26,515 (September 7, 2021) in Docket No. IR 20-089, the Commission concluded that utilities would be permitted to use “accounting mechanisms” to defer costs pertaining to the COVID-19 public health emergency for later recovery. Consistent with that authorization, the Settling Parties agree that Unitil shall be permitted to recover $386,9574 in COVID-19 related costs relating to expenses from calendar year 2020 by including those costs in its next Schedule EDC through the External Delivery Charge, a uniform rate per kWh, in the Company’s next scheduled EDC rate change effective August 1, 2022. The Settling Parties further agree that Unitil shall not recover any COVID-19 related waived late payment fees for the period January through March 31, 2021.

11.3     Bad Debt: In its initial testimony, the Company noted that due to the COVID-19 pandemic, the 2020 test year was not representative of an accurate level of bad debt. Accordingly, the Company proposed to use 2019 as a representative year for establishing an appropriate level of bad debt expense. The Settling Parties agree that the Company shall use the 2019 calendar year write off rate of 0.64 percent for calculating the level of bad debt expense included in the Company’s revenue requirement.

[4]	See Bates 117 of the Company’s initial filing, Line 10.

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11.4     Matter Communications (Formerly Calypso) Invoices: The Company had deferred certain costs relating to the work of Matter Communications s part of the Major Storm Cost Reserve Fund reports for 2017, 2018, 2019, and 2020. The Settling Parties agree that the Company may recover $73,1605 of deferred costs pertaining to Calypso in its next Schedule EDC through the External Delivery Charge, a uniform rate per kWh, in the Company’s next scheduled EDC rate change effective August 1, 2022. The Settling Parties further agree that a normalized amount of $18,290, shall be considered media and communication expenses included in the Company’s permanent revenue requirement to account for these costs in the future.

11.5     Wheeling Revenue: Included in the Company’s test year were $49,952 of incremental revenue associated with a wheeling arrangement that terminated on April 20, 2021. The Company proposed to reconcile those revenues with actual wheeling revenues annually through the EDC. The DOE recommended that the wheeling revenue be removed from the Company’s revenue requirement and that any wheeling revenue actually received be reconciled through the EDC. The Settling Parties agree that the wheeling revenue in the Company’s revenue requirement shall be adjusted as proposed by the DOE and that the $49,952 has been removed from the Company’s revenue requirement. The Settling Parties agree that any wheeling revenue received by the Company shall be reconciled annually through the EDC.

11.6     Property Taxes: In Order No. 26,500 (July 29, 2021) in Docket No. DE 21-069, the Commission approved the Company’s proposed method for reconciliation of local property taxes consistent with the authority in RSA 72:8-e. Consistent with that approval, and as described in the Company’s testimony, the Settling Parties agree that the

[5]	See Bates 16 of DOE witness Elizabeth R. Nixon, Line 4.

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Company has included an amount of $6,218,640 in base rates attributable to local property taxes. Further, the Settling Parties agree that any reconciliation of the authorized property tax amounts shall occur annually through the EDC, consistent with Order No. 26,500.

11.7     Concord Downtown Conversion Project Load Reporting: The Company will provide an annual report to the DOE by April 1st each year until the next rate case is filed on load added in connection with the Concord Downtown Conversion project. This reporting obligation shall remain in place until the Company‘s next rate case is concluded.

11.8     Regulatory Assessment: Currently, the Company collects regulatory assessment fees in base rates, through its EDC mechanism, and $10,000 through default service rates. The Settling Parties agree that the Company shall move the amounts presently recovered through the EDC to base rates and that it shall use the EDC only to reconcile any amounts over or under the amount in base rates, less the $10,000 included in default service. Accordingly, the Settling Parties agree that the Company’s revenue requirement reflects a total regulatory assessment of $1,004,038 and that reconciliations of any deviation from that amount, less amounts included in default service, shall be recovered through the EDC.

11.9     Excess Accumulated Deferred Income Taxes: The Company’s revenue requirement includes the flowback of $999,795 of annual Excess Accumulated Deferred Income Tax until the Company’s next base distribution rate case filing, at which time the flowback amount shall be reviewed.

11.10     Excess Accumulated Deferred Income Tax from 2018-2020 in the amount of $2,644,590 (see Bates 1301 of the Company’s Initial Filing, Col. d, Lines 1,2 and 3), shall be returned to customers through the EDC over a three year period, starting on August 1, 2022.

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11.11     Depreciation: The Settling Parties agree that the Company shall use updated whole-life rates for book depreciation purposes as reflected in Settlement Attachment 14. The Parties agree that the Company shall amortize the reserve variance over six years at an annual amount of ($1,275,454) as reflected in Settlement Attachment 14.

11.12     Active Hardship Protected Accounts: The Settling Parties agree that nothing in this Settlement Agreement shall preclude the Company, or any other party, from requesting that the Commission open a proceeding for review of AHPA.

SECTION 12. GENERAL PROVISIONS

12.1     This Settlement Agreement is expressly conditioned upon the Commission’s acceptance of all its provisions, without change or condition. If the Commission does not accept this Settlement Agreement in its entirety, without change or condition, or if the Commission makes any findings that go beyond the scope of this Settlement Agreement, and any of the Settling Parties does not agree with the changes, conditions or findings, this Settlement Agreement shall be deemed to be withdrawn and shall not constitute any part of the record in this proceeding and shall not be used for any other purpose.

12.2     Under this Settlement Agreement, the Settling Parties agree to this joint submission to the Commission, which represents a compromise and liquidation of all issues in this proceeding.

12.3     The Settling Parties agree that the Commission’s acceptance of this Settlement Agreement does not constitute continuing approval of, or precedent for, any particular issue in this proceeding other than those specified herein. Acceptance of this Settlement Agreement by the Commission shall not be deemed to constrain the Commission’s exercise of its authority to promulgate future orders, regulations or rules that resolve similar matters affecting other parties in a different fashion.

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12.4     This Settlement Agreement shall not be deemed an admission by any of the Settling Parties that any allegation or contention in this proceeding by any other party, other than those specifically agreed to herein, is true and valid. This Settlement Agreement shall not be construed to represent any concession by any Settling Party hereto regarding positions taken with respect to Unitil’s permanent rate request in this docket, nor shall this Settlement Agreement be deemed to foreclose any Settling Party in the future from taking any position in any subsequent proceedings. The revenue requirement amounts associated with each of the rate adjustments detailed herein are liquidated amounts that reflect a resolution of all the issues in this proceeding.

12.5     The Settling Parties agree that all pre-filed testimony and supporting documentation should be admitted as full exhibits for the purpose of consideration of this Settlement Agreement and be given whatever weight the Commission deems appropriate. Consent by the Settling Parties to admit all pre-filed testimony without challenge does not constitute agreement by any of the Settling Parties that the content of the pre-filed testimony is accurate or that the views of the witnesses should be assigned any particular weight by the Commission. The resolution of any specific issue in this Settlement Agreement does not indicate the Settling Parties’ agreement to such resolution for purposes of any future proceedings.

12.6     The rights conferred and the obligations imposed on the Settling Parties by this Settlement Agreement shall be binding on or inure to the benefit of any successors in interest or assignees as if such successor or assignee was itself a signatory party. The Settling Parties agree to cooperate in advocating that this Settlement Agreement be approved by the Commission in its entirety and without modification.

12.7     This Settlement Agreement is the product of confidential settlement negotiations. The content of these negotiations, including any documents prepared during such negotiations for the purpose of reaching a settlement, shall be privileged and all offers of settlement shall be without prejudice to the position of any party presenting such offer.

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12.8     This Settlement Agreement may be executed in multiple counterparts, which together shall constitute one agreement.

SECTION 13. CONCLUSION

13.1     The Parties affirm that Commission approval of the proposed Settlement Agreement is in the public interest and will result in just and reasonable rates and should be approved.

NEW HAMPSHIRE DEPARTMENT OF ENERGY

By: /s/ Paul B. Dexter	Dated: February 11, 2022
Paul B. Dexter, Esq.
Staff Attorney

NEW HAMPSHIRE OFFICE OF THE CONSUMER ADVOCATE

By: /s/ Donald M. Kreis	Dated: February 11, 2022
Donald M. Kreis, Esq.
Consumer Advocate

UNITIL ENERGY SYSTEMS, INC.

By: /s/ Patrick H. Taylor	Dated: February 11, 2022
Patrick Taylor, Esq.
Chief Regulatory Counsel

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CHARGEPOINT, INC.

By: /s/ Nikhil Vijaykar	Dated: February 11, 2022
Nikhil Vijaykar, Esq.
Attorney for ChargePoint, Inc.
Keyes & Fox LLP 580 California St., 12th Floor
San Francisco, CA 94104

NEW HAMPSHIRE DEPARTMENT OF ENVIRONMENTAL SERVICES

By: /s/ Craig A. Wright	Dated: February 11, 2022
Craig A. Wright
Director, Air Resources Division

CLEAN ENERGY NEW HAMPSHIRE

By: /s/ Chris Skoglund	Dated: February 11, 2022
Christopher Skoglund
Director of Energy Transition
Clean Energy NH 14 Dixon Ave, Suite 202
Concord, NH 03301